QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 28, 2014, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2013 of NorthStar Realty Finance Corp., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

New York, New York
February 28, 2014

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM